                             ARTHUR ANDERSEN LLP




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------


To Hartford Life Insurance Company and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Hartford Life Insurance Company (a Connecticut corporation and wholly-owned subsidiary of Hartford Life and Accident Insurance Company) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hartford Life Insurance Company and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in the accompanying notes in the consolidated financial statements, the Company adopted new accounting standards promulgated by the Financial Accounting Standards Board, changing its methods of accounting as of January 1, 1994, for debt and equity securities, and effective January 1, 1992, for postretirement benefits other than pensions and postemployment benefits.

                                                           Arthur Andersen LLP


Hartford, Connecticut
January 30, 1995

                             ARTHUR ANDERSEN LLP




                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------


To Hartford Life Insurance Company and Subsidiaries:

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Hartford Life Insurance Company and subsidiaries included in this registration statement and have issued our report thereon dated January 30, 1995. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying schedules are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly state all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


                                                  Arthur Andersen LLP


Hartford, Connecticut
January 30, 1995